Exhibit (14)(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated February 17, 2012, for Legg Mason Western Asset Short-Term Bond Fund, as of December 31, 2011, a series of Legg Mason Partners Income Trust, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

June 1, 2012